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                                                                      EXHIBIT 11

                                THE BUCKLE, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
              (dollar amounts in thousands, except per share data)


                                        Thirteen Weeks Ended                       Thirteen Weeks Ended
                                           August 4, 2001                              July 29, 2000
                                                                    Per Share                                  Per Share
                                       Income         Shares         Amount        Income         Shares         Amount
                                       --------------------------------------      --------------------------------------
Basic EPS
  Net Income                           $3,909         20,595         $   0.19      $3,770         20,630         $   0.18

Effect of Dilutive Securities
  Stock Options                             -            914             -              -            759             -
                                       --------------------------------------      --------------------------------------

Diluted EPS                            $3,909         21,509         $   0.18      $3,770         21,389         $   0.18
                                       ======================================      ======================================

                                       Twenty-six Weeks Ended                     Twenty-six Weeks Ended
                                           August 4, 2001                              July 29, 2000
                                                                    Per Share                                  Per Share
                                       Income         Shares         Amount        Income         Shares         Amount
                                       --------------------------------------      --------------------------------------
Basic EPS
  Net Income                           $8,148         20,577         $   0.40      $8,366         20,658         $   0.41

Effect of Dilutive Securities
  Stock Options                             -            935             -              -            832             -
                                       --------------------------------------      --------------------------------------

Diluted EPS                            $8,148         21,512         $   0.38      $8,366         21,490         $   0.39
                                       ======================================      ======================================